SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Phillips Edison Grocery Center REIT II, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	61-1714451 (I.R.S. Employer Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-190588

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share (Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of Phillips Edison Grocery Center REIT II, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Investor Suitability Standards” and “Description of Securities” in the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 17, 2015 (File No. 333-190588) (the “Registration Statement”). The Company further incorporates by reference herein any changes to the description of its common stock filed in a supplement or amendment to the Registration Statement, as such Registration Statement may be amended or supplemented from time to time.

ITEM 2. EXHIBITS

1.	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-190588) filed November 8, 2013).

2.	Articles of Amendment (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014).

3.	Bylaws (incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-190588) filed October 2, 2013).

4.	Amended and Restated Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership II, L.P. (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014).

5.	Distribution Reinvestment Plan (incorporated by reference to Appendix B to the prospectus that is part of Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-190588) filed April 17, 2015).

6.	Form of Subscription Agreement (incorporated by reference to Appendix C to Supplement No. 1 to the prospectus that is part of Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-190588) filed April 17, 2015).

7.	2013 Independent Director Stock Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-190588) filed October 2, 2013).

8.	2013 Long-Term Incentive (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-190588) filed October 2, 2013).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Date: April 30, 2015	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer

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